Exhibit 99.1

Media Contact:

Joan Kureczka

Kureczka/Martin Associates

(415) 821-2413

Jkureczka@comcast.net

Investor Contact:

Marc Panoff

Chief Financial Officer

(201) 592-6451

marcpanoff@neurologix.net

EMBARGOED FOR RELEASE AT 18:30 EST ON THURSDAY JUNE 21, 2007

Neurologix Announces Publication of Landmark Gene Therapy Study Demonstrating Safety and Statistically Significant Improvement in Patients with Advanced Parkinson’s Disease

FORT LEE, NJ (June 21, 2007): Neurologix, Inc. (OTC Bulletin Board: NRGX) today announced the publication in the June 23 issue of the journal The Lancet of positive results from the first ever gene therapy trial for Parkinson’s disease and the first report of direct gene transfer into a patient’s own brain cells for any adult neurodegenerative disease.

The open label Phase 1 study, conducted in 12 patients with advanced Parkinson’s disease demonstrated both a lack of adverse events related to the gene therapy procedure and statistically significant improvements from baseline in both clinical symptoms and abnormal brain metabolism (as measured by positron emission tomography, or PET scanning). Although all patients had symptoms on both sides of the body, the procedure was performed on only one side of the brain, enabling the untreated side to serve as a study control. The reported improvements were observed primarily on the treated side of the body beginning three months after the gene therapy procedure and persisted through the 12 months formal study period.

Neurologix sponsored the study as part of its ongoing efforts to develop this and other gene therapy approaches to the treatment of neurodegenerative and metabolic diseases. Principal investigators Michael G. Kaplitt, MD, PhD, and Matthew J. During, MD, PhD, performed the procedures at NewYork-Presbyterian Hospital/Weill Cornell Medical Center. Andrew Feigin, MD and David Eidelberg, MD of the Feinstein Institute for Medical Research, North Shore-Long Island Jewish Health System performed the clinical evaluations and the PET scans. Neurologix scientists were also co-investigators in the study.

“This ground-breaking study represents not only an encouraging first step in the development of a promising new approach to Parkinson’s disease therapy, but also provides a platform to translate a variety of new gene therapy agents into human clinical trials for many devastating brain disorders,” said Paul Greengard, PhD, chairman of the Neurologix Scientific Advisory Board and recipient of the 2000 Nobel Prize for Physiology or Medicine for his work related to how brain cells communicate. “The significant and sustained improvements in clinical symptoms following treatment of only one side of the brain are impressive. Moreover, the PET results offer an important window into the function of the living brain in these patients, which supports a normalization of brain activity specific to the treated hemisphere.”

The study used an adeno-associated virus (AAV) vector to deliver an inhibitory gene (glutamic acid decarboxylase or “GAD”) to the subthalmic nucleus (STN) of the brain. In Parkinson’s disease, STN

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Neurologix Announces Publication of Landmark Gene Therapy Study

activity is abnormally increased, largely due to a deficit in GABA (gamma-aminobutyric acid), the major inhibitory neurotransmitter in the brain. Increasing GAD causes more GABA to be synthesized, thus helping to calm the STN over-activity. The value of this strategy has been demonstrated in previous human studies where reducing STN activity by either electrical stimulation or lesioning can help ameliorate the symptoms of advanced Parkinson’s disease.

The Phase 1 study was not specifically designed to assess efficacy. Nonetheless, the researchers reported the clinical outcomes to be very encouraging, with treated patients showing significant improvement in both the “on” and “off” states of their illness (the time periods in which they achieve or do not realize benefit from drug therapy) beginning at three months following surgery and continuing through the end of the study. These improvements occurred predominantly on the side of the body corresponding to the side of the brain receiving treatment. Moreover, the absence of change at the earliest time point following treatment suggests that the improvement was not likely due to the surgical lesioning of the targeted brain region, as surgical approaches typically give rise to immediate, short-lasting benefit around the time of surgery, while prior studies of AAV-mediated gene therapy show that gene expression gradually increases to a maximal level over a period of weeks.

“We are very encouraged by the results of this trial and its publication in such a prestigious journal,” said John Mordock, Neurologix President and Chief Executive Officer. “Since the inception of the company, we have been a leader in developing gene therapy for neurological disease, and we feel that rigorous peer-review and publication of the results from this first-ever trial is an important milestone for this entire field. These promising observations certainly warrant further, more definitive testing of Neurologix’s technology, and we anticipate beginning a larger Phase 2 study in Parkinson’s disease later this year. Moreover, the results also provide a solid foundation for the development of our other therapeutic programs, including epilepsy where we plan to initiate a Phase 1 gene therapy study this year.”

Study Design

The study included 12 patients with advanced Parkinson’s disease, with four patients in each of three dose-escalating cohorts. All procedures were performed under local anesthesia and all 12 patients were discharged from the hospital within 48 hours of the procedure. At one year, all 12 patients as a group demonstrated a clinical improvement of 25% in the Unified Parkinson’s Disease Rating Scale (UPDRS) compared to baseline (p<0.005). Nine of the 12 patients showed an average of 37% and five of these patients had substantial improvement of between 40% and 65%. Clinical improvement also correlated well to metabolic changes in glucose utilization as measured by PET scan. The PET scan data revealed a significant improvement (p<0.001) in brain metabolism on the treated side of the brain compared to the untreated side. No adverse events related to the gene therapy procedure were reported throughout the duration of the 12-month study, or in the subsequent two years since the study formally ended.

About Neurologix

Neurologix, Inc. is a development-stage company engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and other neurodegenerative and metabolic disorders. Neurologix's core technology, "NLX," is currently in the clinical development stages, having recently been tested in a company-sponsored Phase I human clinical trial to treat Parkinson's disease.

Cautionary Statement Regarding Forward-looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and

Neurologix Announces Publication of Landmark Gene Therapy Study

statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

The Company is still in the development stage and has not generated any revenues. From inception through March 31, 2007, it incurred net losses and negative cash flows from operating activities of approximately $22.7 million and $17.4 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

In order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company’s control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders. Management believes that the Company’s current resources will enable it to continue as a going concern through at least March 31, 2008.

The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

There is no assurance as to when, or if, the Company will be able to successfully receive permission from the FDA to begin a Phase I safety trial for treatment of epilepsy.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2006 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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